CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295979 on Form S-6 of our report dated July 16, 2026, relating to the financial statement of FT 13063, comprising Vest Nasdaq 100 Buffered 20 Portfolio, Series 39, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 16, 2026